As filed with the Securities and Exchange Commission on July 27, 2010

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________

NBT BANCORP INC.
(Exact name of registrant as specified in its charter)

Delaware	16-1268674
(State or other jurisdiction of incorporation or organization)	(IRS employer identification number)

52 South Broad Street
Norwich, New York 13815
(607) 337-2265
(Address of principal executive offices)
________________________

NBT Bancorp Inc. 401(k) and Employee Stock Ownership Plan
 (Full title of the Plan)
________________________

Martin A. Dietrich
President and Chief Executive Officer
NBT Bancorp Inc.
52 South Broad Street
Norwich, New York 13815
(607) 337-2265
(Name, address and telephone number of Agent for Service)

Copies to:
Stuart G. Stein, Esq.
Hogan Lovells US LLP
555 Thirteenth  Street, N.W.
Washington, D.C.  20004-1109
(202) 637-8575

F. Sheldon Prentice, Esq.
Corporate Senior Vice President, General Counsel and Corporate Secretary
NBT Bancorp Inc.
52 South Broad Street
Norwich, New York 13815
(607) 337-2265
________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,  “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☑	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)(3)	Amount of Registration Fee (2)(3)
Common Stock, par value $0.01 per share	1,000,000	$20.525	$20,525,000	$1,464

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock which become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of NBT Bancorp Inc.’s outstanding shares of common stock.
(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee, based on the average of the high and low sales price per share of NBT Bancorp Inc. common stock on July 20, 2010, as reported on The NASDAQ Stock Market.
(3) The Registrant is registering 1,000,000 additional shares of its common stock, par value $0.01 per share, pursuant to the NBT Bancorp Inc. 401(k) and Employee Stock Ownership Plan.

EXPLANATORY NOTE

COMMON STOCK BEING REGISTERED

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,000,000 shares of NBT Bancorp Inc. (“NBT”) common stock, par value $0.01 per share, to be issued pursuant to the NBT Bancorp Inc. 401(k) and Employee Stock Ownership Plan (the “Plan”). The Board of Directors of NBT, on July 26, 2010, voted to increase the number of shares to be issued under the Plan. The total number of shares of NBT common stock available under the Plan is 2,000,000, of which 1,000,000 shares are being registered hereby.

NBT previously filed a Registration Statement on Form S-8 (File No. 333-97995) with the Securities and Exchange Commission (the “SEC”) on August 13, 2002, pursuant to which it registered 1,000,000 shares of NBT common stock, par value $0.01 per share, reserved for issuance under the Plan. The contents of that registration statement are incorporated herein by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I will be delivered in accordance with Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).  In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (“SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.  These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

NBT hereby incorporates by reference into this registration statement the following documents filed by it with the SEC:

(a)	NBT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March 1, 2010;

(b)	NBT’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed with the SEC on May 10, 2010;

(c)	NBT’s Current Report on Form 8-K filed with the SEC on May 6, 2010 (except for portions of such report deemed to be furnished and not filed); and

(b)
The description of NBT’s common stock, par value $0.01 per share, contained under the heading “Description of NBT Common Stock” in NBT’s registration statement on Form S-4 (File No. 333-66472) filed with the SEC on August 1, 2001, as amended.

In addition, all documents and reports filed by NBT subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC), shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents or reports.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Reference is made to the provisions of Delaware General Corporation Law (“DGCL”), Article 6 of the Bylaws of NBT and Article 12 of the Certificate of Incorporation of NBT.

NBT is a Delaware corporation subject to the applicable indemnification provisions of the DGCL. Section 145 of the DGCL provides for the indemnification, under certain circumstances, of persons who are or were directors, officers, employees or agents of a corporation, or are or were serving at the request of a corporation in such a capacity with another business organization or entity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in actions, suits or proceedings, whether civil, criminal, administrative, or investigative, brought or threatened against or involving such persons because of such person's service in any such capacity.  In the case of actions brought by or in the right of a corporation, Section 145 provides for indemnification of expenses (including attorneys’ fees) if the person seeking indemnification acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation unless, upon a determination by the Court of Chancery or the court in which such action or suit was brought, despite the adjudication of liability but in view of all the circumstances of the case, such person is reasonably and fairly entitled to indemnity for such expenses.

NBT’s bylaws contain provisions providing that we shall indemnify any person who was or is a party or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of NBT, or is or was serving at the request of NBT as a director of another corporation, partnership, joint venture, trust, or other enterprise, to the maximum extent authorized by DGCL.

NBT’s Certificate of Incorporation provides that a director of NBT shall not be personally liable to NBT or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to NBT or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL; or (4) for any transaction from which the director derived an improper personal benefit.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The exhibits to this registration statement are listed on the exhibit index, which appears elsewhere in this registration statement and is incorporated herein by reference.

Item 9.	Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)            To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed  with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwich, State of New York on July 26, 2010.

NBT BANCORP INC.

By:	/s/ Martin A. Dietrich
Martin A. Dietrich
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the individuals whose signatures appear below constitute and appoint Martin A. Dietrich, Michael J. Chewens and F. Sheldon Prentice, Esq., and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirement of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities indicated as of July 26, 2010:

Signature	Title

/s/ Martin A. Dietrich	President, Chief Executive
Martin A. Dietrich	Officer and Director (Principal Executive Officer)

/s/ Michael J. Chewens	Senior Executive Vice President and Chief Financial Officer
Michael J. Chewens	(Principal Financial Officer and Principal Accounting Officer)

/s/ F. Shelton Prentice, Esq.	Corporate Senior Vice President, General Counsel and
F. Sheldon Prentice, Esq.	Corporate Secretary

/s/ Daryl R. Forsythe	Chairman of the Board of Directors
Daryl R. Forsythe

/s/ Richard Chojnowski	Director
Richard Chojnowski

/s/ Patricia T. Civil	Director
Patricia T. Civil

/s/ John C. Mitchell	Director
John C. Mitchell

/s/ Michael M. Murphy	Director
Michael M. Murphy

/s/ Joseph G. Nasser	Director
Joseph G. Nasser

/s/ Joseph A. Santangelo	Director
Joseph A. Santangelo

/s/ Robert A. Wadsworth	Director
Robert A. Wadsworth

EXHIBIT INDEX

Exhibit No.	Exhibit

4
Specimen common stock certificate for NBT Bancorp Inc.’s common stock (filed as Exhibit 4.1 to the Registrant’s Amendment No. 1 to the Registration Statement on Form S-4 filed on December 27, 2005 and incorporated herein by reference).

5	Opinion of Hogan Lovells US LLP as to the validity of the securities registered hereunder.

23.1	Consent of KPMG LLP.

23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5).

24	Power of Attorney (included on the signature page hereto).

99	NBT Bancorp Inc. 401(k) and Employee Stock Ownership Plan.

99.1	Amendment #1 to NBT Bancorp Inc. 401(k) and Employee Stock Ownership Plan.